Exhibit 10.1

NNN OFFICE LEASE

BOCCARDO CORPORATION,

a California corporation

as “Landlord”

and

ARIDIS PHARMACEUTICALS, INC.

as “Tenant”

ARIDIS PHARMACEUTICALS, INC.

NNN OFFICE LEASE

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS

A. (Introduction)	Lease Reference Date:	October 6, 2020

B. (Introduction)	Landlord:	BOCCARDO CORPORATION, a California corporation

C. (Introduction)	Tenant:	ARIDIS PHARMACEUTICALS, INC., a Delaware corporation

D. (Section 1.21)	Premises:	That area consisting of approximately 15,129 rentable square feet, the address of which is 983 University, Suite B within the Building as shown on Exhibit B.

E. (Section 1.22)	Project:	The land and improvements shown on Exhibit A consisting of four (4) building(s) the aggregate area of which is approximately 64,665 rentable square feet.

F. (Section 1.7)	Building	The building in which the Premises are located known as 983 University Los Gatos, California 95032.

G. (Section 1.32)	Tenant’s Share:	23.396%

H. (Section 4.6)	Tenant’s Allocated Parking Stalls:	60 unassigned parking stalls.

I. (Section 1.28)	Scheduled Commencement Date:	December 1, 2020

J. (Section 1.18)	Lease Term:	Sixty Two (62) calendar months

ARIDIS PHARMACEUTICALS, INC.

K.	Base Monthly Rent:	12/01/20	-	01/31/21	$0.00
(Section 3.1)		02/01/21	-	11/30/21	$49,169.25
		12/01/21	-	11/30/22	$50,682.15
		12/01/22	-	11/30/23	$52,195.05
		12/01/23	-	11/30/24	$53,707.95
		12/01/24	-	11/30/25	$55,372.14
		12/01/25	-	01/31/26	$57,033.30

L. (Section 3.3)	Prepaid Rent:	$49,169.25

M. (Section 3.5)	Security Deposit:	$00.00

N. (Section 4.1)	Permitted Use:	Office, Research and Development, Administration, Marketing and Legal Related Use including operation of a vivarium in not more than 1,000 rentable square feet of the Premises

O. (Section 5.2)	Permitted Tenant’s Alterations Limit:	$25,000.00 per work of improvement or $100,000.00 in total over the Term (other than the Tenant Improvements)

P. (Section 8.1)	Direct Expenses:	See Article 8

Q. (Section 9.1)	Tenant’s Liability Insurance Minimum:	$1,000,000.00

R. (Section 1.3)	Landlord’s Address:	985 University Avenue, Suite 12 Los Gatos, CA 95032

S. (Section 1.3)	Tenant’s Address:	983 University, Suite B Los Gatos, California 95032

T. (Section 15.13)	Retained Real Estate Brokers:	Cushman & Wakefield and CBRE, Inc.

U. (Section 1.17)	Lease:	This Office Lease includes the Summary of the Basic Lease Terms, the Lease, and the following

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exhibits and addenda:  Exhibit A (site plan of the Project), Exhibit B (diagram of Premises), Exhibit C (Work Letter), Exhibit D (Memorandum of Commencement Date), Exhibit E (Rules and Regulations), Exhibit F (Form of Subordination and Non-Disturbance Agreement), Exhibit G (Form of Landlord’s Waiver of Lien), Exhibit H (Form of Letter of Credit), and Lease Rider No One (Option to Extend).

ARIDIS PHARMACEUTICALS, INC.

The foregoing Summary is hereby incorporated into and made a part of this Lease.  Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information.  In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:		TENANT:
BOCCARDO CORPORATION, a California corporation		ARIDIS PHARMACEUTICALS, INC.

By:	/s/ James Rees	By:	/s/ Vu L. Truong
James Rees

	PRESIDENT	Printed Name:	Vu L. Truong

Dated:	10/14/2020	Title:	CEO

		By:	/s/ Michael A. Nazak

		Printed Name:	Michael A. Nazak

		Title:	CFO

		Dated:	10/9/2020

ARIDIS PHARMACEUTICALS, INC.

NNN OFFICE LEASE

This Office Lease (“Lease”) is dated, for reference purposes only, as of the Lease Reference Date specified in Section A of the Summary of Basic Lease Terms (“Summary”), and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

ARTICLE 1

DEFINITIONS

1.1                               General.  Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2                               Additional Rent.  The term “Additional Rent” is defined in Section 3.2.

1.3                               Address for Notices.  The term “Address for Notices” shall mean the addresses set forth in Sections R and S of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4                               Agents. The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors and invitees of such party, and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors and invitees.

1.5                               Agreed interest Rate.  The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) the higher of five percent (5%) in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or ten percent (10%) per annum, or (ii) the maximum interest rate permitted by Law.

1.6                               Base Monthly Rent.   The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.

1.7                               Building.   The term “Building” shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the rentable area of which is referred to herein as the “Building Rentable Area.”

1.8                               Commencement Date.   The term “Commencement Date” is the date the Lease Term commences, which term is defined in Section 2.2.

1.9                               Common Area.  The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including, without limitation, the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.10                        Delivery Condition.  The term “Delivery Condition” shall mean that the Premises is in broom clean condition, with no outstanding violations related to Hazardous Materials, with the existing plumbing, lighting, heating, ventilation, air-conditioning and other Building systems serving the Premises, all structural elements, all roofs, exterior windows and doors of the Premises in good operating order, condition and repair.

1.11                        Direct Expenses.  The term “Direct Expenses” is defined in Section 8.2.

1.12                        Effective Date.  The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.13                        Event of Tenant’s Default.  The term “Event of Tenant’s Default” is defined in Section 13.1.

1.14                        Hazardous Materials.  The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2.

1.15                        Insured and Uninsured Peril.  The terms “Insured Peril” and “Uninsured Peril” are defined in Section 11.2E.

1.16                        Law(s).  The term “Law(s)” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order or other requirement of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

1.17                        Lease.  The term “Lease” shall mean the Summary and all elements of this Lease identified in Section U of the Summary, all of which are attached hereto and incorporated herein by this reference.

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1.18                        Lease Term.  The term “Lease Term” shall mean the term of this Lease, which shall commence on the Commencement Date and, unless sooner terminated pursuant to this Lease, shall continue for the period specified in Section J of the Summary.

1.19                        Lender.  The term “Lender” shall mean any beneficiary, mortgagee, secured party, ground or underlying lessor, or other holder of any Security Instrument now or hereafter affecting the Project or any portion thereof.

1.20                        Permitted Use.  The term “Permitted Use” shall mean the use specified in Section N of the Summary, and no other use shall be permitted.

1.21                        Premises.  The term “Premises” shall mean that space described in Section D of the Summary that is within the Building.

1.22                        Project.  The term “Project” shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate rentable area of which is referred to herein as the “Project Rentable Area.”

1.23                        Private Restrictions.  The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises and/or the Project which exist as of the Effective Date or which are recorded after the Effective Date.

1.24                        Real Property Taxes.  The term “Real Property Taxes” is defined in Section 8.3.

1.25                        Rent.  The term “Rent” or “rent” shall mean, collectively, Base Monthly Rent, Additional Rent and all other payments of money payable to Landlord under this Lease, whether or not such payments are specifically denominated as rent hereunder.

1.26                        Rentable Area.  The term “Rentable Area” as used in this Lease shall mean, with respect to the Premises, the rentable square feet set forth in Section D of the Summary, and, with respect to the Project, the rentable square feet set forth in Section E of the Summary (subject to reformulation pursuant to Section 1.32 below).  Landlord and Tenant agree that (i) each has had an opportunity to determine to its satisfaction the actual area of the Project, the Building and the Premises, (ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iii) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any way of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor.

1.27                        Rules and Regulations.  The term “Rules and Regulations” shall mean the rules and regulations attached hereto as Exhibit E and any amendments or supplements thereto and any additional rules and regulations, all as may be adopted and promulgated by Landlord from time to time.

1.28                        Scheduled Commencement Date.  The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.

1.29                        Security Instrument.  The term “Security Instrument” shall mean any ground or underlying lease, mortgage or deed of trust which now or hereafter affects the Project (or any portion thereof), and any renewal, modification, consolidation, replacement or extension thereof.

1.30                        Summary.  The term “Summary” shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.31                        Tenant’s Alterations.  The term “Tenant’s Alterations” shall mean all improvements, additions, alterations and fixtures installed in the Premises by or for the benefit of Tenant following the Commencement Date which are not Trade Fixtures.

1.32                        Tenant’s Share.  The term “Tenant’s Share” shall mean the percentage obtained by dividing Tenant’s Rentable Area by the Project Rentable Area, which, as of the Effective Date, is the percentage identified in Section G of the Summary.  In the event Landlord constructs other buildings on the Project, Landlord may, in Landlord’s sole discretion, reformulate Tenant’s Share, as to any or all of the items which comprise Direct Expenses, to reflect the rentable square footage of the Premises as a percentage of all rentable square footage of the Project.  In the event Tenant’s Share is reformulated in accordance with this Section 1.32, Landlord shall promptly provide Tenant notice of such reformulation, together with a written statement showing in reasonable detail the manner in which Tenant’s Share was reformulated and a list of all items of Direct Expenses which will be accounted for using the reformulated percentage.  Any items of Direct Expenses to which the reformulated share is not applied shall be accounted for using the original Tenant’s Share set forth in Section G of the Summary.

1.33                        Trade Fixtures.  The term “Trade Fixtures’’ shall mean (i) Tenant’s inventory, furniture, signs, business equipment and other personal property, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

ARIDIS PHARMACEUTICALS, INC.

ARTICLE 2

DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1                               Demise of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the non-exclusive right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.6), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises.  Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2                               Commencement Date.  Landlord shall deliver possession of the Premises to Tenant in the Delivery Condition promptly after the (a) full execution and delivery of this Lease; (b) Landlord’s receipt of the prepaid rent set forth in Section L of the Summary; (c) Landlord’s receipt of the proof of insurance required of Tenant pursuant to this Lease; (d) Landlord’s receipt of the LOC (as defined below); and (e) Tenant’s completed Hazardous Materials Questionnaire, and the Lease Term shall commence on the Scheduled Commencement Date, subject to Section 2.4.  Subject to Section 2.4, the “Commencement Date” shall be the Scheduled Commencement Date.  Should the Commencement Date be different than Scheduled Commencement Date, promptly following the delivery of possession of the Premises by Landlord to Tenant, Landlord and Tenant shall together execute a Memorandum of Commencement Date in the form attached as Exhibit D, appropriately completed (but the failure to execute such Memorandum of Commencement Date shall not affect the Commencement Date or Tenant’s obligations hereunder).

2.3                               Construction of Improvements.  Tenant shall construct certain improvements that shall constitute or become part of the Premises in accordance with the terms of the Work Letter attached hereto as Exhibit C.  Landlord shall have no obligation whatsoever to in any way alter or improve the Premises.  Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition.  Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition “as-is”, including all patent and latent defects.  Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the Premises and its condition.

2.4                               Delay in Delivery of Possession.  If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but, in such case, Tenant shall not be obligated to pay Base Monthly Rent or Tenant’s Share of Direct Expenses until the Commencement Date has occurred; provided, however, if Landlord cannot deliver possession of the Premises to Tenant on or before the date (“Outside Commencement Date”) that is one hundred eighty (180) days following the Scheduled Commencement Date, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by providing Landlord with written notice thereof within five (5) days following the Outside Commencement Date (provided, however, in the event that Landlord’s failure to deliver possession of the Premises to Tenant on or before the Outside Commencement Date is attributable, in whole or in part, to any action or inaction by Tenant or Tenant’s Agents (including, without limitation, any Tenant Delay described in the Work Letter attached hereto as Exhibit C ) or by reason of any causes beyond the reasonable control of Landlord (“Force Majeure Delay”), the Outside Commencement Date shall be extended for the period of delay attributable to the action or inaction by Tenant or Tenant’s Agents in question and/or the Force Majeure Delay in question, as applicable).  In the event Tenant provides Landlord with written notice of termination within such five (5) day period, this Lease shall terminate upon such notice and Landlord shall promptly return to Tenant any deposits made by Tenant to Landlord under this Lease.  In the event Tenant fails to provide Landlord with written notice of termination within such five (5) day period, this Lease shall continue in full force and effect.  In addition, if Tenant is delayed from receiving applicable governmental approvals of permits for the improvements to be constructed by Tenant pursuant to the Work Letter as a result of any so-called “shelter in place”, “stay at home”, “lockdown” or other similar order instituted by the municipal, county, state or federal government (and “Order”), the Commencement Date shall be delayed on a day for day basis, not to exceed thirty (30) days, for each day that the Order is in effect from and after the full execution and delivery of this Lease.  Tenant acknowledges that no Order is in effect as of the date of this Lease.  If it is determined during the first (1st) twelve (12) months after the date of delivery to Tenant pursuant to Section 2.5 that the roof of the Premises of HVAC system serving the Premises are not in good working condition as of the date of delivery to Tenant, and the lack of compliance with the Delivery Condition is not due to Tenant’s particular use of, or activities or work in or to the Premises, then Landlord shall, as Tenant’s sole remedy, remedy the defects and/or correct the non-compliance at no cost or charge to Tenant within a commercially reasonable time following Landlord’s receipt of written notice from Tenant which sets forth in particular detail, on a line by line basis, the items of non-compliance, which notice shall be delivered to Landlord by no later than twelve (12) months after the date of delivery to Tenant pursuant to Section 2.5, with time being of the essence for such notice.

2.5                               Early Occupancy.  If Tenant enters or permits its Agents to enter the Premises prior to the Commencement Date, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

2.6                               ADA/Title 24 Upgrades. If (a) it is determined that any aspect of the Building or Common Areas (other than the interior portions of the Premises) do not comply with Laws related either (i) “path of travel” to the Premises through the Common Areas complying with the Americans with Disabilities Act (the “ADA”) or (ii) California Building Standards Code - Title 24, Parts 6 and/or 11 (“Title 24”), (b) the City of Los Gatos requires upgrades to correct such non-compliance, and (c) the improvements performed by Tenant are mutually agreed by Landlord and Tenant and generally consistent with the Preliminary Plans attached hereto as Exhibit C-4; Landlord shall reimburse Tenant for one half (1/2) of the cost to correct non-compliance described in (i) clause (a)(i)

ARIDIS PHARMACEUTICALS, INC.

of this Section; and (ii) clause (a)(ii) of this Section to the extent such compliance is to portions of the Building and Common Areas that are not being modified pursuant to the Preliminary Plans attached hereto as Exhibit C-4, and Landlord may pass the costs thereof through to Tenant as Operating Expenses, subject to and in accordance with the terms and conditions of this Lease.  Landlord’s contribution shall be limited to the costs for building standard Title 24 compliance and if Tenant desires above building standard Title 24 compliance, costs related to such above building standard Title 24 compliance shall be solely Tenant’s responsibility.  Tenant shall be liable for all costs of compliance with ADA within the interior portions of the Premises and Title 24 compliance related to areas modified by or as part of the Tenant Improvements.

2.7                               No Roof Rights.  In no event shall Tenant have any rights whatsoever to use all or any portion of the roof of the Building, it being understood and agreed that Landlord expressly reserves the right to use (and/or permit others to use) the roof of the Building in its sole and absolute discretion.

ARTICLE 3

RENT

3.1                               Base Monthly Rent.  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2                               Additional Rent.  Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”):  (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant’s Share of Direct Expenses as provided in Section 8.1; (iii) Landlord’s share of any Transfer Consideration received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other sums or charges payable by Tenant pursuant to this Lease.

3.3                               Payment of Rent.  Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent.  All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term.  If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month.  All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Sections 11.4 and 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section R of the Summary, or at such other place as Landlord may designate from time to time.  Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Direct Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4                               Late Charge and Interest.  Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine.  Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Security Instrument, and late charges and penalties that may be imposed due to late payment of Real Property Taxes.  Therefore, if any installment of Base Monthly Rent or any payment of Additional Rent or other rent due from Tenant is not received by Landlord within five (5) days from the  applicable due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge.  The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2C.  If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

3.5                               Security Deposit.  Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”).  If the monthly base rent shall, from time to time, increase during the term of this Lease, Tenant shall, at the time of such increase, deposit with Landlord additional money as security deposit so that the total amount of the security deposit held by Landlord shall at all times bear the same proportion to the then current base rent as the initial security deposit bears to the initial base rent set forth in Paragraph 5 of this Lease Agreement. Landlord may from time to time apply such portion of the Security Deposit as is necessary for the following purposes:  (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon the expiration or sooner termination of the Lease; and/or (iv) to remedy any other default of Tenant to the extent permitted by Law, including, without limitation, on account of damages owing to Landlord under Section 13.2, and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7.  In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount.  Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts.  Tenant shall not be entitled to any interest on the Security Deposit.  If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.  If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant (or the last assignee of Tenant’s interest under this Lease) within fifteen (15) days following the

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expiration or sooner termination of this Lease and the surrender of the Premises by Tenant to Landlord in accordance with the terms of this Lease.  If this Lease is terminated following an Event of Tenant’s Default, the unpaid portion of the Security Deposit, if any, shall be returned to Tenant two (2) weeks after final determination of all damages due Landlord, and, in this respect, the provisions of California Civil Code Section 1950.7 are hereby waived by Tenant.

3.6                               Letter of Credit.

A.                                    Within seven (7) days of Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord, and thereafter maintain, an unconditional, transferable, irrevocable letter of credit (“LOC”) in the original amount of Five Hundred Thousand Dollars ($500,000.00) (the “LOC Stated Amount”), all in accordance with the terms of this Section.

B.                                    The LOC shall be issued by a national money center bank reasonably acceptable to Landlord with a branch located in Northern California, with total assets of at least One Billion Dollars and capital of at least six percent (6%) of its total assets (in each case as defined by the applicable federal regulator of the respective bank).  The LOC shall be in the form attached hereto as Exhibit H.  Tenant shall pay all expenses, points and/or fees incurred in obtaining and renewing the LOC.  The LOC shall be effective from the date of delivery thereof through the date which is one hundred twenty (120) days following the scheduled expiration of the Term (the “LOC Expiration Date”).  The LOC may be re-issued, renewed or replaced for annual periods, provided that the LOC Stated Amount is not reduced except as expressly provided below.  Each reissue, renewal or replacement LOC shall be in the form attached hereto as Exhibit H, and shall be subject to Landlord’s prior written approval.

C.                                    If the bank that issues the LOC fails to extend the expiration date thereof through the LOC Expiration Date, and/or if Landlord receives a notice of non-renewal from such bank (as described in the LOC), then Tenant shall provide Landlord with a substitute LOC.  If Tenant fails to provide Landlord with a substitute LOC in a form reasonably acceptable to Landlord at least thirty (30) days prior to the expiration of the then existing LOC, then (i) such failure shall be deemed an Event of Tenant’s Default hereunder, and (ii) Landlord shall be entitled to draw down the full amount of the LOC then available and apply, use and retain the proceeds thereof in accordance with Section 3.6(D).

D.                                    Any amount of the LOC which is drawn upon by Landlord, but not used or applied by Landlord shall be held by Landlord in an account (the “LOC Account”) as security for the full and faithful performance of each of the terms hereof by Tenant, subject to use and application as set forth below.  If an Event of Tenant’s Default shall occur and be continuing with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, or an Event of Tenant’s Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, or in the event the LOC is not renewed or reissued at least thirty (30) days prior to the expiration of the then existing LOC (as applicable, a “Draw Event”), Landlord may, but shall not be required to, draw upon all or any part of the LOC and/or LOC Account or use, retain or apply all or any part of the proceeds thereof for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Tenant’s Default or to compensate Landlord for loss or damage which Landlord may suffer by reason of an Event of Tenant’s Default, including without limitation the amounts to which Landlord may become entitled pursuant to this Lease (whether or not such amounts have been awarded) and any other loss, liability, expense and damages that may accrue upon an Event of Tenant’s Default or the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and costs and attorneys’ fees incurred by Landlord to recover possession of the Premises upon an Event of Tenant’s Default hereunder; provided, however, that Landlord shall limit the amount of each draw upon the LOC to the amount it estimates in good faith is reasonably appropriate in light of the circumstances of the corresponding Draw Event.  The use, application, retention or draw of the LOC and/or LOC Account, or any portion thereof, by Landlord shall not (i) constitute the cure of any Event of Tenant’s Default or the waiver of such Event of Tenant’s Default, (ii) prevent Landlord from exercising any other remedies provided for under this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LOC and/or LOC Account, or (iii) operate as a limitation on the amount of any recovery to which Landlord may otherwise be entitled.  If any portion of the LOC and/or LOC Account is so drawn upon, or any part of the proceeds thereof is used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount equal to the draw upon the LOC and/or the amount of  the LOC Account that was used or applied (so that the combined amount of the remaining sums available to be drawn upon the LOC and the LOC Account balance equals the LOC Stated Amount), and Tenant’s failure to do so shall be an Event of Tenant’s Default under this Lease.  The LOC Account may be commingled with other funds of Landlord, shall be held in Landlord’s name, and Tenant shall not be entitled to any interest or earnings thereon.  Notwithstanding any contrary provision herein, in the event that the total amount of the LOC outstanding plus any amount remaining in the LOC Account exceeds the LOC Stated Amount (“Excess Security”), then Landlord shall return the amount of the Excess Security to Tenant upon Tenant’s request to the extent that such amount is available in the LOC Account. The use, application or retention of the LOC, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the LOC, and such use, application or retention of the LOC shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

E.                                     Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all similar or successor provisions of law, now or hereafter in force, and Landlord and Tenant hereby acknowledge that their entire agreement with respect to the LOC and the LOC Account is set forth herein.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the LOC or any renewal thereof or substitute therefor or LOC Account be:  (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7; (ii) subject to the terms of such Section 1950.7; or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7.  Landlord and Tenant further acknowledge and agree:  (iv)

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that the LOC and/or LOC Account, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto; and (v) that they waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

F.                                      Unless an Event of Tenant’s Default has occurred and is continuing under this Lease or an Event of Tenant’s Default would exist under the Lease but Landlord is barred by applicable law from sending a notice of default to Tenant with respect thereto, within sixty (60) days following the LOC Expiration Date, Landlord shall return any LOC previously delivered by Tenant and any balance remaining in the LOC Account after use and application in accordance with this Section 3.6, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder), and Tenant shall have no further obligation to provide the LOC.

G.                                    Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Account to the transferee or mortgagee.  Accordingly, the LOC shall expressly indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original LOC, the issuer or confirming bank will reissue the LOC naming such transferee as the beneficiary.  Upon such transfer or assignment of the LOC and/or LOC Account, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the LOC and LOC Account, as applicable, and Tenant shall look solely to such transferee or mortgagee for the return thereof. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer.  If Landlord transfers or assigns the LOC and Tenant fails to cause the bank that issued the LOC to accept such transfer or assignment, such failure shall be an Event of Tenant’s Default hereunder.

H.                                   If Tenant effects a Transfer in accordance with this Lease, and if the Transferee gives Landlord an LOC in the then-applicable LOC Stated Amount that strictly complies with the requirements of this Lease (“Transferee LOC”), then Landlord shall promptly return to Tenant the LOC it then possesses and, for so long as that Transfer and that Transferee LOC remain in effect, Tenant shall have no obligation to provide an LOC pursuant to this Lease.

I.                                        Tenant acknowledges and agrees that the LOC is a separate and independent obligation of the issuing bank to Landlord and that Tenant is not a third party beneficiary of such obligation, and that Landlord’s right to draw upon the LOC for the full amount due and owing thereunder shall not be, in any way, restricted, impaired, altered or limited by virtue of any provision of the United States Bankruptcy Code, including without limitation Section 502(b)(6) thereof.

J.                                        Provided (i) no Event of Tenant’s Default has occurred; (ii) no event exists, which, with the giving of notice, passing of time, or both, would constitute and Event of Tenant’s Default; (iii) Tenant’s Net Worth (as defined below) is at least as great as it is as of the date of this Lease for the first reduction and at least as great as the greater of Tenant’s Net Worth as of the date of this Lease and the expiration of the thirty-eighth (38th) full calendar month after the Commencement Date; and (iv) Tenant provides Landlord with written request and evidence of satisfaction of the requirement set forth in Section 3.6(J)(iii); the LOC Stated Amount shall be reduced by One Hundred Fifty Thousand Dollars ($150,000.00) after the thirty eighth (38th) and fiftieth (50th) full calendar month after the Commencement Date.  In no event will the LOC Stated Amount be less than Two Hundred Thousand Dollars ($200,000.00).

ARTICLE 4

USE OF PREMISES

4.1                               Limitation on Use.  Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary and for no other purpose whatsoever without the prior written consent of Landlord, which consent may be withheld and/or conditioned by Landlord in its sole and absolute discretion.  Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing.  Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system.  Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises.  Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Laws. Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including, without limitation, any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

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4.2                               Compliance with Regulations.   Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises.  Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions.  Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering the Premises, the Building, Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises.  Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy.  Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3                               Outside Areas.  No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises.

4.4                               Signs.  Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord.  All such approved signs shall strictly conform to all Laws, Private Restrictions, and any sign criteria established by Landlord for the Building from time to time, and shall be installed at the expense of Tenant.  Tenant shall maintain such signs in good condition and repair, and, upon the expiration or sooner termination of this Lease, remove the same and repair any damage caused thereby, all at its sole cost and expense and to the reasonable satisfaction of Landlord. Tenant, at its sole cost and expense, shall be entitled to building eyebrow and monument signage.  Signage shall be subject to the Town of Los Gatos’ approval and Landlord’s approval as to aesthetics, location, size, and design, which approval from Landlord shall not be unreasonably withheld.

4.5                               No Light, Air or View Easement.  Any diminution or shutting off of light, air or view by any structure which may be erected on the Project or any lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

4.6                               Parking.  Tenant is allocated and shall have the non-exclusive right to use the non-exclusive parking spaces located within the Project from time to time, for its use and the use of Tenant’s Agents, in common with other tenants of the Project, up to, but not exceeding, the lesser of (i) the number of allocated parking spaces set forth in Section H of the Summary, or (ii) the Tenant’s Share of the non-exclusive parking spaces available for use within the Project from time to time (which as of the Effective Date is the percentage set forth in Section G of the Summary), the location of which parking spaces may be designated from time to time by Landlord.  Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area.  Tenant shall not have the exclusive right to use any specific parking space.  If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces.  Tenant shall not park or store vehicles at the Project for more that (24) hours without the Landlord’s written consent in Landlord’s sole and absolute discretion.  Such unauthorized vehicles may be towed at Tenant’s expense.  Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost.  All trucks and delivery vehicles shall be (i) parked in such areas as Landlord may designate from time to time, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading.  In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such rules and regulations as are from time to time established by Landlord.

4.7                               Rules and Regulations.  Landlord may from time to time promulgate such Rules and Regulations applicable to the Project and/or the Building as Landlord may, in its sole discretion, deem necessary or appropriate for the care and orderly management of the Project and the safety of its tenants and invitees.  Such Rules and Regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such Rules and Regulations.  If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such Rules and Regulations.

4.8                               Telecommunications.  The use of the Premises by Tenant for the Permitted Use specified in Section N of the Summary shall not include using the Premises to provide telecommunications services (including, without limitation, Internet connections) to third parties, it being intended that Tenant’s telecommunications activities within the Premises be strictly limited to such activities as are incidental to general office use.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1                               Trade Fixtures.  Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises; provided, however, if the installation of any Trade Fixtures will necessitate the making of any Tenant’s Alterations, then Tenant shall not be permitted to make such installation unless and until the applicable Tenant’s Alterations have been approved by Landlord pursuant to Section 5.2.  All Trade Fixtures shall remain Tenant’s property.

5.2                               Tenant’s Alterations.  Construction by Tenant of Tenant’s Alterations shall be governed by the following:

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A.                                    Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which approval may be withheld and/or conditioned by Landlord in its sole and absolute discretion.  Tenant shall be entitled, without Landlord’s prior approval, to make Tenant’s Alterations (i) which do not affect the structural or exterior pans or water tight character of the Building, (ii) do not affect the HVAC, electrical, plumbing or life safety systems of the Building, and (iii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant’s Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement (and, for purposes thereof, all work performed or commenced within a six (6) month period shall be considered a single work of improvement).  In the event Landlord’s approval for any Tenant’s Alterations is required,(a) Tenant shall not construct the Tenant’s Alterations until Landlord has approved in writing the plans and specifications therefor, and (b) such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord.  Tenant shall pay a fee to Landlord in connection with any Tenant’s Alterations in an amount equal to five percent (5%) of the total cost of such Tenant’s Alterations and, whether or not Landlord approves such Tenant’s Alterations, Tenant shall reimburse Landlord for any costs and expenses actually incurred in connection with its review and approval of Tenant’s Alterations.  All Tenant’s Alterations constructed by Tenant shall be constructed by a reputable licensed contractor (approved in writing by Landlord) in accordance with all Laws using new materials of good quality.

B.                                    Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five (5) days’ prior written notice of its intention to commence such construction, and (iv) if requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C.  All Tenant’s Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises.  At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, Landlord expressly reserves the right to require Tenant to remove any Tenant’s Alterations and restore the Premises to its condition prior to such Tenant’s Alterations.  If Tenant requests a determination from Landlord whether Landlord will require any Tenant’s Alterations to be removed and the Premises to be restored to its condition prior to such Tenant’s Alterations, Landlord shall notify Tenant within ten (10) business days after such request of Landlord’s determination.  Landlord’s failure to timely respond shall be deemed Landlord’s election to require removal of such Tenant’s Alterations and restoration of the Premises to its condition prior to such Tenant’s Alterations.

5.3                               Alterations Required by Law.  Tenant shall, at its sole cost and expense, make any alteration, addition or change of any sort to the Premises, the Building and the Project, that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures; or (iv) an Event of Tenant’s Default.  Any such alterations, additions or changes shall be made by Tenant in accordance with and subject to the provisions of Section 5.3.  Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in Section 5.4).

5.4                               Amortization of Certain Capital Improvements.  Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Direct Expense or is not the responsibility of Tenant pursuant to Section 5.3: (i) capital improvements required to be constructed in order to comply with any Laws (excluding any Hazardous Materials Laws) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Direct Expenses; (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of ten percent (10%) of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

A.                                    All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made; and

B.                                    As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of such monthly amortization payment for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

5.5                               Mechanic’s Liens.  Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by or at the direction of Tenant or Tenant’s Agents relating to the Project.  If Tenant fails to cause the release of record of any lien(s) filed against the Project (or any portion thereof) or its leasehold interest therein by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant’s expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the

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claim giving rise to the lien(s).  All sums disbursed, deposited or incurred by Landlord in connection with the release of the lien(s) shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest at the Agreed Interest Rate from the date of demand until paid by Tenant.

5.6                               Taxes on Tenant’s Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term, including, without limitation, Tenant’s Alterations and Trade Fixtures. If any tax or other charge is assessed by any governments agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1                               Tenant’s Obligation to Maintain. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair.  Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the control of Tenant and ordinary wear and tear excepted.  Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises in the condition described in Section 15.2.  Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as expressly herein set forth.

6.2                               Landlord’s Obligation to Maintain.      Landlord shall repair and maintain, in reasonably good condition, except as provided in Sections 11.2 and 12.3, the following: (i) the structural components of the Building, (ii) the Common Area of the Building, and (iii) the electrical, life safety, plumbing, sewage and HVAC systems serving the Building, installed or furnished by Landlord.  It is an express condition precedent to all Landlords’ obligations to repair and maintain that Tenant shall have first notified Landlord in writing of the need for such repairs and maintenance.  It is expressly acknowledged and agreed that the Permitted Use requires continuous operation of the HVAC systems serving the Premises.  Tenant shall notify Landlord of the need for repairs of the HVAC system serving the Premises and, if (a) Tenant is unable to communicate with Landlord; or (b) Landlord is unable to commit to commence repairs within two (2) hours of notice during normal business hours, or within six (6) hours during non-business hours; Tenant may perform such repairs by using Landlord’s HVAC contractor and, to the extent Tenant is not responsible for the cost of such repairs under this Lease, Landlord shall reimburse Tenant for such reasonable, out-of-pocket costs incurred in connection with such repairs within thirty (30) days after demand and presentation of paid invoices related to such repairs.  In addition, promptly after completion of any such repairs by Tenant, Tenant shall provide Landlord with paid invoices for all such repairs.  The cost of such maintenance, repair and services shall be included as part of Direct Expenses unless such maintenance, repairs or services are necessitated, in whole or in part, by the act, neglect, fault or omission of Tenant or Tenant’s Agents, or such services are to be a separate charge to Tenant as described in Section 7.4, in which case Tenant shall pay to Landlord the cost of such maintenance, repairs and services within ten (10) days following Landlord’s written demand therefor.  Tenant hereby waives all rights provided for by the provisions of Sections 1941 and 1942 of the California Civil Code and any present or future Laws regarding Tenant’s right to make repairs at the expense of Landlord and/or to terminate this Lease because of the condition of the Premises.

6.3                               Control of Common Area.  Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, exercisable in its sole and absolute discretion and without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area, including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project.  Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant.  If, in the opinion of Landlord, unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings.  In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1                               Waste Disposal.  Tenant shall store its waste either inside the Premises or within outside trash enclosures provided by Landlord.

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7.2                               Hazardous Materials.

A.                                    The following terms shall have the following meanings for purposes of this Lease:

“Biohazardous Materials” means any and all substances and materials defined or referred to as “medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25105 et seq., and any regulations promulgated thereunder, as amended from time to time.

“Environmental Condition” means the presence or Release of any Hazardous Materials in, over, on, under, through, from or about the Project (including, but not limited to, the Premises).

“Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, to the extent arising out of an Environmental Condition, without limitation: (A) damages for personal injury, or for injury to Project or natural resources occurring on or off the Project, including without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in value of any Project or natural resource, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration, mitigation or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety or to restore the affected Project or natural resource to the condition existing prior to the Environmental Condition, whether such work is completed on or off the Project; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above; (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; (D) any restrictions on use of the Project or adverse impacts on marketing or leasing rentable or useable space on the Project; and (E) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.

“Handling,” when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment, handling or disposal of such substance or material.

“Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s, CFC’s, petroleum and derivatives thereof, mold, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance, hazardous material, hazardous waste, extremely hazardous waste, restricted hazardous waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.

“Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (E) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (F) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (G) California Health & Safety Code Sections 25015-25027.8, (H) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (I) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (J) any statutes, laws, ordinances, codes, regulations or other Laws relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (K) any other Legal Requirement now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time either on a Project-wide basis or in connection with any Handling of Hazardous Materials in, on or about the Premises or the Project.

“Hazardous Waste Facility” means a hazardous waste facility as defined under the CHWCL or any successor statute as in effect from time to time which requires any permit or approvals issued by a governmental agency or regulatory agency (other than a permit for the Handling by Tenant of the Permitted Hazardous Materials).

“Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.

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“Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California. and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 26, California Code of Regulations Section 17-30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.

“Release” means any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, Surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials).

“Tenant’s Contamination” means any Hazardous Material Release on or about the Property caused by Tenant or a Tenant Party in violation of Hazardous Materials Laws or other Laws.

B.                                    Tenant shall not cause or permit the presence or Handling of any Hazardous Materials in, on or about the Premises or the Project by any Tenant Party, except that Tenant shall be permitted to use in the Premises in a normal and customary manner necessary and reasonable quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities (“Common Office Chemicals”), provided that the Handling of such Common Office Chemicals by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Laws, including all Hazardous Materials Laws.  In addition, the parties acknowledge that Tenant wishes and intends to use all or a portion of the Premises in accordance with Section 4.1 for the conduct by Tenant’s business in accordance with the permitted use, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the Handling of Hazardous Materials, and that subject to all state, local and federal laws, the Laws, the terms of this Lease and the Private Restrictions, Tenant shall therefore be permitted to engage in the Handling in the Premises only of necessary and reasonable quantities of Hazardous Materials customarily used in or incidental to use all or a portion of the Premises in accordance with Section 4.1 in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Materials”), provided that the Handling of such Permitted Hazardous Materials by all Tenant Parties shall at all times comply with and be subject to all provisions of this Lease and all Laws, including all Hazardous Materials Laws.  Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Project and of Tenant’s operations and activities in, on and about the Premises and the Project, and shall ensure at all times that Tenant’s Handling of Hazardous Materials on and about the Premises does not violate (x) the terms of any governmental licenses or permits applicable to the Building (including, but not limited to, any discharge permit obtained by Tenant) or Premises or to Tenant’s Handling of any Hazardous Materials therein, (y) any applicable requirements or restrictions relating to the occupancy classification of the Building and the Premises, or (z) any Laws.  To the extent Tenant’s suppliers or vendors or any other Tenant Party moves any Hazardous Materials through the Building or the Project (including, but not limited to, any elevators, if any, common hallways, shared loading docks or other shared or common facilities within the Building, but not including the movement thereof between non-contiguous portions of the Premises), Tenant shall maintain or cause to be maintained detailed records regarding the particular Hazardous Materials thus moved and the time of and route and method of transportation for such movement, and shall make such records available for inspection by Landlord and its consultants upon reasonable notice at any time and from time to time.

C.                                    Tenant shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required, nor (B) store any Hazardous Wastes on or about the Premises for any time longer than permitted by Hazardous Materials Laws, nor (C) conduct any other activities on or about the Premises that could result in the Premises or the Project or any portion thereof being deemed to be a Hazardous Waste Facility (including, but not limited to, any storage or treatment of any Hazardous Wastes which could have such a result), nor (D) store any Hazardous Wastes on or about the Premises in violation of any Laws or in violation of the terms of any governmental or quasi-governmental licenses, permits or registrations held by Tenant in connection with the conduct of its business in and about the Premises.  Nothing contained herein shall prohibit Tenant from utilizing Hazardous Wastes or Hazardous Materials in legally permissible levels as identified in the Hazardous Material Questionnaire most recently approved by Landlord pursuant to the terms of this Lease.

D.                                    Tenant shall not Release or dispose of any Hazardous Wastes or Hazardous Materials at the Premises or on the Project except in compliance with applicable Hazardous Materials Laws.  Tenant shall arrange for off-site disposal under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials., Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable Hazardous Materials Laws, with the requirements under this Lease, and with all other applicable legal and regulatory requirements. Without limiting the generality of the foregoing restrictions, Tenant shall not (i) Release or discharge on, about or from the Project any water or waste that at its point of origin contains a Hazardous Waste, as defined in Title 42, U.S.C. Section 6901 et seq. or under any other Hazardous Materials Law, or (ii) Release on, about or from the Project any Hazardous Air Pollutants, as defined in Section 112(b) of the Clean Air Act (42 U.S.C. Section 7412(b)), or (iii) Release or discharge any Hazardous Materials or Hazardous Wastes into the sanitary sewer system serving the Premises, the Building and/or the Project, in each case of (i), (ii) or (iii), except in compliance with applicable Hazardous Materials Laws.

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E.                                     Notwithstanding any other provisions of this Section or of this Lease, the following specific prohibitions shall apply to the use and occupancy of the Premises by Tenant: (x) Tenant shall not install or cause to be installed any underground storage tanks in, on or about the Project at any time and (y) Tenant shall not Handle or bring onto the Project, or cause or permit any Tenant Party to Handle or bring onto the Project, (A) any Biohazardous Materials the use or presence of which requires a Biosafety Level 3 or 4 designation without the written approval of Landlord in Landlord’s sole discretion, or (B) except in compliance with all applicable Hazardous Materials Laws and other Laws, any biological agents or biological materials designated as “select agents” or by any other similar designation applied by the US Food & Drug Administration or by any other federal governmental agency or authority to denote agents or materials associated with possible bioterrorism risks.

F.                                      Tenant shall make available at the Premises the following information and/or documentation to Landlord (except for the information identified in (1) below, which shall be provided to Landlord in writing) prior to the Commencement Date, and thereafter shall make available during regular business hours (except in the case of (1) below, which shall be updated in writing) such information and/or documentation upon any commercially reasonable request in writing by Landlord from time to time, which updates shall reflect any material changes in such information and/or documentation: (1) A then current inventory of all Hazardous Materials that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises.  Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description. If such inventory includes any Biohazardous Materials, Tenant shall also disclose in writing to Landlord the Biosafety Level designation associated with the use of such materials and shall be in the form of the Hazardous Materials Disclosure Certificate provided by Landlord, (2) Copies of all then existing permits, licenses, registrations and other similar documents issued and legally required by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Project by any Tenant Party, (3) All Safety Data Sheets (“SDS’s”), if any, legally required to be maintained onsite with respect to operations of Tenant at the Premises from time to time in accordance with California Code of Regulations Title 8, Section 5191, Occupational Exposure to Hazardous Chemicals in Laboratories or 42 U.S.C. Section 11021, or any amendments thereto, and any hazardous materials inventory that detail the SDS’s if required by Laws or then otherwise maintained by Tenant. (4) All hazardous waste manifests (as defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is legally required to complete, or does complete in the normal course of its business regardless of any legal requirement, from time to time in connection with its operations at the Premises, (5) A copy of any Hazardous Materials Business Plan if legally required or if otherwise maintained by Tenant in the normal course of its business, from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of South San Francisco (the “City”).  Landlord in its discretion may elect to prepare a coordinated emergency response plan for the entire Building and/or for multiple Buildings on the Project, (6) Any Contingency Plans and Emergency Procedures if legally required of Tenant or if otherwise maintained by Tenant in the normal course of its business from time to time, in connection with its operations at the Premises, pursuant to Title 26, California Code of Regulations Sections 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations Section 22-66493, and any amendments thereto from time to time. Landlord in its discretion may elect to prepare a Contingency Plan and Emergency Procedures for the entire Building and/or for multiple Buildings on the Project, (7) Copies of any biennial or other periodic reports legally required to be furnished to the California Department of Health Services from time to time, pursuant to Title 26, California Code of Regulations Section 22-66493 and any amendments thereto, relating to any Hazardous Materials, (8) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises, (9) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise legally required to prepare and file from time to time under Hazardous Materials Laws with any governmental or quasi-governmental authority in connection with Tenant’s operations at the Premises, or which Tenant otherwise prepares in the normal course of its business including (but not limited to) any forms or reports filed by Tenant with the federal Food & Drug Administration or any other regulatory authorities in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof, in each case except those portions containing confidential and/or proprietary business information, (10) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s sole and reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Laws in connection with any Handling or Release of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other Laws relating to the presence or Handling of Hazardous Materials in the Premises or Building or on or about the Project by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s sole and reasonable discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or Building or on or about the Project, including (but not limited to) any contingency plans or emergency response plans as described above.  Except as otherwise required by Law, Landlord may provide only such non-confidential, non-proprietary information to its lenders, consultants, investors, consultants and prospective lenders or purchasers on an as needed basis.

G.                                    Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages to the extent arising out of or in connection with, or otherwise relating to, (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Project in violation of this Section, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant Contamination in, on or about the Premises or the Project to the extent caused by any Tenant Party, including without limitation any removal, cleanup or restoration work and materials necessary to return the Project or any improvements of whatever nature located on the Project to the condition existing prior to the existence of the Tenant Contamination.  For clarification purposes, in no event shall

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Tenant be responsible for any Environmental Damages not caused, or contributed to, by Tenant or Tenant Parties.  In the event of any Tenant Contamination in, on or about the Premises or any other portion of the Project or any adjacent lands, Tenant shall promptly remedy the problem in accordance with all applicable Hazardous Materials Laws and Laws, shall give Landlord oral notice of any such non-standard or non-customary Release promptly after Tenant becomes aware of such Release, followed by written notice to Landlord within five (5) days after Tenant becomes aware of such Release, and shall furnish Landlord with concurrent copies of any and all notices, reports and other written materials filed by any Tenant Party with any governmental authority in connection with such Release.

H.                                   Tenant shall promptly provide Landlord with copies of all notices received by Tenant relating to any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Project that could reasonably be expected to result in material Environmental Damages, including, without limitation, any notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual or alleged presence or Handling by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Project.

I.                                        In addition to, and not in limitation of, Landlord’s rights under this Lease, upon reasonable prior request and notice by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, reasonable access to the Premises at reasonable times to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry.  Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with Laws in connection with Tenant’s Handling of Hazardous Materials, and no third Party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.

J.                                        In the event Landlord reasonably suspects that Tenant’s operations are not in compliance with applicable Hazardous Materials Laws or the requirements of this Lease, Landlord reserves the right to monitor, in Landlord’s reasonable discretion and at Landlord’s cost, the reasonable cost of which shall be recoverable as an Operating Expense hereunder (except in the case of a breach of any of Tenant’s obligations under this Section, in which event such monitoring costs may be charged back entirely to Tenant and shall be reimbursed by Tenant to Landlord after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed), at such times and from time to time as Landlord in its reasonable discretion may determine, through consultants engaged by Landlord or otherwise as Landlord in its reasonable discretion may determine, (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance and the collective compliance of all tenants in the Building with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant and all other tenants in the Building), and (z) Tenant’s compliance with all other requirements of this Section.

K.                                    If Landlord, Tenant or any governmental or quasigovernmental authority discovers any Release from the Premises during the Term by a Tenant Party that, in Landlord’s reasonable determination, jeopardizes the ability of the Building or the Project to meet applicable Laws or otherwise adversely affects the Building’s or the Project’s compliance with applicable discharge or emission standards, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall immediately (x) in the case of a Release, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time, if any, as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all applicable Laws and any other applicable regulatory commitments and obligations, and (y) in the case of any breach of Tenant’s obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach.

L.                                     If Tenant or any Tenant Party Handles any Hazardous Materials in, on or about the Premises or the Project during the term of this Lease, then within sixty (60) days after the termination or expiration of this Lease, Tenant at its sole cost and expense, shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant Contamination in, on and about the Premises and the Property.  Such study shall be based on the industry-wide standard for a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Project (if appropriate) which tests shall be conducted no earlier than the date of termination or expiration of this Lease.  Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with the applicable provisions of this Lease.  To the extent any such remedial actions are the responsibility of Tenant, Tenant at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.

M.                                 If Landlord in its sole and absolute discretion adopts any emergency response plan and/or any Contingency Plan and Emergency Procedures for the Building or for multiple Buildings on the Project as contemplated above, Landlord shall provide copies of any such plans and procedures to Tenant and Tenant shall, at its sole cost and expense, comply with all of the requirements of such plans and procedures to the extent applicable to Tenant and/or the Premises.  Landlord alone shall determine, in its sole and reasonable discretion, the appropriate scope of such plans consultation and shall take into account reasonable commentary by Tenant concerning Landlord’s adoption or modification of any such plans or procedures, but Landlord shall not be required to incorporate such Tenant commentary.

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N.                                    Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall, upon reasonable request by Landlord, make available for inspection and copying by Landlord copies of Tenant’s licenses or permits for such Radioactive Materials and copies of all radiation protection programs and procedures required under applicable Laws or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials.  In addition, Tenant shall comply with any and all rules and procedures issued by Landlord in its good faith discretion from time to time with respect to the Handling of Radioactive Materials on the Project (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Project), provided that such rules and procedures shall be reasonable and customary and not in conflict with any applicable Laws.

O.                                    Notwithstanding any other provisions of this Lease, Tenant expressly agrees as follows: (1) If Tenant Handles any Radioactive Materials in or about the Premises during the term of this Lease, then for so long as any license or permit relating to such Radioactive Materials remains open following any otherwise applicable termination or expiration of the term of this Lease and another entity handling Radioactive Materials which is a prospective tenant of Landlord is legally prohibited from occupying the Premises, then and in such event, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the term of this Lease) and shall be required to continue to pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as either (i) all such Radioactive Materials licenses and permits have been fully closed out in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws or (ii) other entities handling Radioactive Materials occupy the Premises.  (2) If Tenant Handles any Hazardous Materials in or about the Premises during the term of this Lease and, at the otherwise applicable termination or expiration of the term of this Lease, Tenant has failed to remove from the Premises, the Building and/or the Project all Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated, in compliance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws, the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials and/or Tenant shall have failed to obtain and deliver to Landlord a clearance certificate (“Clearance Certificate”) from the Santa Clara County Department of Health to the extent such a certificate is legally required to terminate Tenant’s operations, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term of this Lease) and shall be required to continue pay Rent and other charges in accordance with the holdover provisions of this Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of this Lease and with all applicable Hazardous Materials Laws and other Laws.  For purposes of this Section below, “known” shall include both (A) matters actually known to either Landlord or Tenant at the relevant date and (B) any matters disclosed in the post-occupancy environmental study required under this Lease.

P.                                      Tenant’s obligations and Landlord’s rights under this Section shall survive the expiration or other termination of this Lease and shall survive any conveyance by Landlord of its interest in the Premises.  The provisions of this Section and any exercise by either party of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that such party may have under this Lease or under applicable Laws with respect to any Environmental Conditions and/or any Hazardous Materials with respect to any breach of the other party’s obligations under this Section.  Either party’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Section shall not in any way impose any liability on such party or shift from the other party to such party any responsibility or obligation imposed upon the other party under this Lease or under applicable Laws with respect to Hazardous Materials, Environmental Conditions and/or compliance with Laws.

Q.                                    Landlord represents and warrants that, as of the date of this Lease, Landlord has not received written notice from any governmental agency with jurisdiction over the Premises that the Premises does not comply with all Laws regarding the presence, release, storage, use and handling of Hazardous Materials, which violation remains uncured.  Tenant shall have no liability or responsibility with respect to Hazardous Materials conditions existing as of the date of this Lease, nor with respect to any Hazardous Materials which were caused by Landlord, its agents, employees or contractors or by any third party other than Tenant’s Agents.  Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in the immediately preceding sentence. To the best of Landlord’s actual knowledge there are no known hazardous materials existing on the Property as of the date of the Lease.

7.3                               Utilities:  Except as otherwise provided in this Section 7.3, all charges for water, gas, electricity, sewer service, waste pick-up and other utilities shall be included as part of Direct Expenses.  Notwithstanding the foregoing, (i) Tenant shall be responsible for the payment of all telecommunications services provided to the Premises, and (ii) if Landlord determines that Tenant is using a disproportionate amount of any utility service, then Landlord at its election may (a) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of Tenant’s excess use of such utility service, or (ii) install a separate meter (at Tenant’s expense) to measure the utility service supplied to the Premises and periodically charge Tenant, as Additional Rent, a sum equal to  the cost of Tenant’s excess use of such utility service as measured by such separate meter.

7.4                               Utilities and Services.  Provided that there are no uncured Events of Tenant’s Default, Landlord agrees to furnish or cause to be furnished to the Premises during generally recognized business hours electricity for normal lighting and standard office equipment, gas and normal heating and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises. Landlord, at its option, may require a separate meter and bill to Tenant for any extraordinary electric power requirements or for any special equipment that requires either 3-phase electric power or any voltage in excess of 120.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall rent be abated by reason of failure to furnish

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any of the foregoing items as a result of (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbance or labor dispute of any character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain any of the foregoing utilities or services; (e) interruption necessary to install or repair facilities in the Building, or (f) any other causes beyond Landlord’s reasonable control.  In the event of any failure, stoppage or interruption of such utilities or services, Landlord shall diligently attempt to promptly resume the utilities or service in question.

7.5                               Compliance with Regulations.  Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including, without limitation, any rationing, limitation or other control, together with all rules, regulations and requirements promulgated by Landlord from time to time to conserve utilities and/or reduce utilities costs. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

7.6                               Window Treatments:  Landlord reserves the right, exercisable in its sole and absolute discretion, to install and/or apply any treatments to the interior and/or exterior surfaces of any windows of the Premises as Landlord may from time to time desire.

7.7                               Supplemental HVAC:   Pursuant to and in accordance with the terms of this Article 7, Tenant shall be entitled to install and maintain supplemental HVAC equipment within the Premises to provide 24/7 cooling within certain portions of the Premises (collectively, the “Supplemental HVAC Equipment”).  Tenant’s installation, use and maintenance of the Supplemental HVAC Equipment shall be at Tenant’s sole cost and expense and shall be installed in a location approved by Landlord, which approval shall not be unreasonably withheld, and Tenant shall at all times maintain the Supplemental HVAC Equipment in good condition and repair.  The Supplemental HVAC Equipment shall be separately metered at Tenant’s sole cost and expense (including condensor water and electricity, as applicable), and all costs and utility charges relating to the installation, operation, maintenance and repair of such Supplemental HVAC Equipment shall be paid for by Tenant.  If Tenant elects to install any additional supplemental HVAC equipment pursuant to the terms of this Article 7, Tenant shall install and operate the additional supplemental HVAC equipment in compliance with applicable Laws and shall at all times maintain the additional supplemental HVAC equipment, in good condition and repair.  If Tenant desires to relocate the Supplemental HVAC Equipment, Tenant shall obtain Landlord’s prior written approval of the new location, and any costs incurred due to the relocation shall be Tenant’s sole responsibility.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Supplemental HVAC Equipment to Landlord in good condition, normal wear and tear excepted, or, at Landlord’s option, Tenant shall remove the Supplemental HVAC Equipment and repair any damage to the Premises and/or the Building caused by such removal.

7.8                               Backup Generator:                                        Subject to the terms of Article 5 above, it is acknowledged that the previous tenant of the Premises has surrendered an emergency backup generator, including wiring, tanks and other related equipment (collectively, the “Generator”). Landlord represents and warrants that Tenant may utilize the Generator during the Term in the current location (“Generator Area”), in order to provide a source of backup power for the Premises. Tenant and its authorized personnel shall further have the right to access the Generator Area for purposes of installing, maintaining, refueling, repairing and replacing the Generator, subject to force majeure and compliance with the Building’s rules and regulations.  Tenant shall maintain and operate the Generator in compliance with all applicable Laws, it being acknowledged and agreed that the Generator is the property of the previous tenant and Tenant has no records of maintenance, permits or approvals related to the Generator.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Generator to Landlord in the same condition as of the date hereof, normal wear and tear excepted.  Landlord makes no representation or warranty regarding the Generator and is permitting Tenant to use the Generator on an “as is” and “with all faults” basis.

ARTICLE 8

DIRECT EXPENSES

8.1                               Tenant’s Obligation to Reimburse.  As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of the amount of Direct Expenses paid or incurred in any calendar year.  The following provision shall apply to the foregoing obligation of Tenant:

A.                                    Payment shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord reserves the right to change the method of payment at any time in its sole and absolute discretion. After each calendar year during the Lease Term, Landlord may invoice Tenant for Tenant’s Share of the Direct Expenses for such calendar year, and Tenant shall pay such amounts so invoiced within ten (10) business days after receipt of such notice. Alternatively, (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Direct Expenses it anticipates will be paid or incurred for the calendar year in question; (ii) during such calendar year, Tenant shall pay such Tenant’s Share of the estimated Direct Expenses in advance in equal monthly installments due with each installment of Base Monthly Rent; and (iii) within one hundred twenty (120) days after the end of such calendar year (or as soon thereafter as is reasonably practical), Landlord shall furnish to Tenant a statement in reasonable detail of the actual Direct Expenses for the just ending calendar year.  If Tenant’s estimated payments are less than Tenant’s Share of actual Direct Expenses as shown by the applicable statement, Tenant shall pay the difference to Landlord within ten (10) business days after delivery of such statement.  If Tenant shall have overpaid Tenant’s Share of actual Direct Expenses, then Landlord shall credit such overpayment toward Tenant’s next installment payment of Tenant’s Share of estimated Direct Expenses.  When the final determination is made of Tenant’s Share of actual Direct Expenses for the calendar year in which this Lease expires or sooner terminates, Tenant shall, even though this Lease has terminated, pay the difference to Landlord within ten (10) business days after delivery of the final statement.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant concurrently with the delivery of such final statement.

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B.                                    Within sixty (60) days after the date of Tenant’s receipt of Landlord’s statement of actual Direct Expenses for any calendar year, Tenant may give Landlord written notice of its intent to review records, invoices and receipts relating to the actual Direct Expenses for such calendar year.  Tenant shall provide Landlord with at least ten (10) days prior written notice of the date upon which it intends to review such records, invoices and receipts.  The review shall be performed during normal business hours at Landlord’s principal place of business or such other location as may be designated by Landlord, and shall be performed at Tenant’s sole cost and expense.  Promptly following Tenant’s review of such records, invoices and receipts, Tenant shall provide Landlord with a copy of the results of such review and Tenant’s conclusions regarding any overstatement or understatement by Landlord of actual Direct Expenses for such calendar year.  If Landlord disputes Tenant’s conclusions regarding any such overstatement or understatement, Tenant shall select a certified public accountant, subject to Landlord’s reasonable approval, (“Auditor”) to review the accuracy of Tenant’s determination.  During such Auditor’s review, Tenant shall continue to pay, without abatement or offset, all Base Monthly Rent and Additional Rent (as calculated by Landlord) payable by Tenant under this Lease.  Tenant shall be responsible for the cost and expense of such audit unless the Auditor finds greater than an overall five (5%) discrepancy resulting in overpayment by Tenant. .  The Auditor’s decision shall be final and binding on the parties.  In the event that the Auditor finds greater than an overall five percent (5%) discrepancy resulting in overpayment by Tenant , then Landlord shall reimburse Tenant for the reasonable cost and expense of the Audit, which reimbursement shall be made by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written demand therefor, together with satisfactory evidence of the sums paid by Tenant for such Audit. In the event Tenant fails to object in writing to Landlord’s determination of actual Direct Expenses within sixty (60) days following delivery of Landlord’s statement, Landlord’s determination of actual Direct Expenses for the applicable calendar year shall be conclusive and binding on Tenant and any future claims to the contrary shall be barred.

8.2                               Direct Expenses Defined.  The term “Direct Expenses” shall be determined as if the Project were one hundred percent (100%) occupied and shall mean the following:

A.                                    All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project and maintaining and repairing the structural components of the Building; (ii) maintenance of the liability, fire, property damage and any other insurance covering the Project carried by Landlord pursuant to Section 9.2 or otherwise (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Project (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) providing utilities other than those which are separately chargeable to Tenant; and (ix) providing security, if any;

B.                                    The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any deductible paid by Landlord under any insurance maintained by Landlord; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any twelve (12) month period equal to four percent (4%) of the replacement cost of the Project; and (iv) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Sections 8.2A or 8.2D that is fairly allocable to the Project;

C.                                    Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord); and

D.                                    All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure but subject to Tenant’s obligations under Section 5.4) pursuant to generally accepted accounting principles; provided, however, that Direct Expenses shall not include any of the following: (i) debt payments on any loans affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; and (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project.

8.3                               Real Property Taxes.  The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project.  If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation

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of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Taxes that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes.”  Notwithstanding the foregoing the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.  “Real Property Taxes” shall also include any costs and expenses incurred by Landlord in connection with appealing and/or contesting any Real Property Taxes.

ARTICLE 9

INSURANCE

9.1                               Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

A.                                    Tenant shall procure, pay for and keep in full force and affect the following:

(1)                                 Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section Q of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;

(2)                                 Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof; and

(3)                                 Such other insurance that from time to time is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses in the vicinity of the Project.

B.                                    Each policy of insurance required to be carried by Tenant pursuant to this Section 9.1:  (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord and having a rating of A+, AAA or better in “Best’s Insurance Guide;” (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord so long as such provision of thirty (30) days’ notice is reasonably obtainable, but in any event not less than ten (10) days prior written notice; (vi) shall not have a “deductible” in excess of such amount as is approved by Landlord; (vii) shall contain a cross liability endorsement; (viii) shall contain a “severability” clause; and (ix) shall be in such form and include such endorsements as may be required by any Lender or insurance advisor of Landlord.  If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1 provided such blanket insurance shall have a Landlord’s protective liability endorsement attached thereto in a form acceptable to Landlord.

C.                                    A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than five (5) days prior to the expiration of the term of such coverage.  Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1.  If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate.

9.2                               Landlord’s Insurance.  Landlord shall have the following obligations and options regarding insurance:

A.                                    Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than twelve (12) months and from physical damage to the Project with coverage of not less than the full replacement cost thereof.  Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies.  Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including, without limitation, earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable “deductibles” which, in the case of earthquake and flood insurance, may be up to fifteen percent (15%) of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations.

B.                                    Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

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9.3                               Tenant’s Obligation to Reimburse.  If Landlord’s insurance rates for the Project are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase within fifteen (15) days following receipt of a bill from Landlord therefor.

9.4                               Release and Waiver of Subrogation.  Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s Agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any “all risk” property insurance policies required by this Article 9; provided, however, that (i) the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any “all-risk” property insurance policies required by this Article 9, even though such loss or damage might be occasioned by the negligence of such party or its Agents.  The provisions of this Section 9.4 shall not limit the indemnification, hold harmless and/or defense provisions elsewhere contained in this Lease.

ARTICLE 10

LIMITATION ON LANDLORD’S

LIABILITY AND INDEMNITY

10.1                        Limitation on Landlord’s Liability.  Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including, without limitation, any of the following:  (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or any other conditions; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise.  Notwithstanding the foregoing but subject to Section 9.4 and Section 10.2, Landlord shall be liable for any such injury, damage or loss which is caused solely by Landlord’s willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure; provided, however, notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be liable to Tenant for lost profits, consequential damages and/or incidental damages of any kind or nature.

10.2                        Limitation on Tenant’s Recourse.  If Landlord is a corporation, trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity:  (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals or representatives of such business entity, and (ii) Tenant shall not have recourse to the assets of such of officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, principals or representatives except to the extent of their interest in the Project.  Tenant hereby waives and releases the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, principals or representative from personal liability for the obligations of Landlord under this Lease, and Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord hereunder and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

10.3                        Indemnification of Landlord.  To the fullest extent permitted by law, Tenant shall hold harmless, indemnify and defend Landlord, and its Agents, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than solely by the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its Agents, wherever the same may occur, or (iii) an Event of Tenant’s Default.  The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

10.4                        Indemnification of Tenant.  To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.1, 10.2, and 10.3), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, from and against any and all Damages arising either before or after the Commencement Date from (a) the negligence or willful misconduct of Landlord, its contractors, employees or authorized agents in connection with the operation, maintenance or repair of the Project; and (b) any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease.  The provisions of this Section 10.4 shall expressly survive the expiration or sooner termination of this Lease.

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ARTICLE 11

DAMAGE TO PREMISES

11.1                        Landlord’s Duty to Restore.  If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3.  All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord.  If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on expiration or termination of this Lease shall be paid to and become the property of Landlord.  If this Lease is not so terminated then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage.  Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises.  Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) shall be used for such purpose.

11.2                        Landlord’s Right to Terminate.  Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised by delivery to Tenant of a written notice of election to terminate within forty-five (45) days after the date of such damage:

A.                                    The Project is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds ten percent (10%) of the then actual replacement cost thereof, or the Building in which the Premises is located is damaged to such an extent that the estimated cost to restore exceeds twenty-five percent (25%) of the then actual replacement cost thereof;

B.                                    Either the Project or the Building is damaged by an Uninsured Peril to such an event that the estimated cost to restore exceeds two percent (2%) of the then actual replacement cost of the Building;

C.                                    The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Base Monthly Rent then due; or

D.                                    Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E.                                     As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord (and which are not required to be paid to any Lender) are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then existing Laws to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril.  Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds two percent (2%) of the replacement cost of the improvements insured, such peril shall, at Landlord’s election, be deemed an “Uninsured Peril” for purposes of this Lease.

11.3                        Tenant’s Right to Terminate.  If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed.  Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

A.                                    The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within two hundred seventy (270) days after the date of such damage; or

B.                                    The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises.

11.4                        Abatement of Rent.  In the event of damage to the Premises which does not result in the termination of this Lease, while Landlord repairs or restores the Premises or access or parking thereto, the Base Monthly Rent and Tenant’s Share of Direct Expenses shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage, but in no event shall such abatement exceed the rental interruption insurance proceeds actually received by Landlord.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration.  Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

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ARTICLE 12

CONDEMNATION

12.1                        Total Taking - Premises.  If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

12.2                        Partial Taking - Project.  If title to ten percent (10%) of more of the Project is taken for any public or quasi-public use under any statute or by right of eminent domain, Landlord shall have the right to terminate this Lease as of the date possession of such portion of the Project is so taken by providing Tenant with written notice thereof no less than sixty (60) days prior to possession being so taken.

12.3                        Partial Taking - Premises.  If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date possession of such part of the Premises is taken and Base Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord.  Landlord shall, at its own cost and expense, make all necessary repairs and alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit.  Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises.  If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant.  Base Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord.  Each party hereby waives the provisions of Sections 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or the Premises.

12.4                        No Apportionment of Award.  No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking.  Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof.  Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Trade Fixtures, for the interruption of Tenant’s business or its moving costs, or for the loss of goodwill.

12.5                        Temporary Taking.  No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to abatement or reduction in Rent.  Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 12.5.

12.6                        Sale Under Threat of Condemnation.  A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article 12.

ARTICLE 13

DEFAULT AND REMEDIES

13.1                        Events of Tenant’s Default.  Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A.                                    Tenant shall have failed to pay any Rent when due, and such failure is not cured within three (3) business days after delivery of written notice from Landlord or Landlord’s counsel specifying such failure to pay; or

B.                                    Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord’s notice; or

C.                                    Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D.                                    Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

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E.                                     The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors: (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

F.                                      Tenant shall have failed to deliver documents required of it pursuant to Section 3.6, Section 15.4 or Section 15.6 within the time periods specified therein; or

G.                                    Chronic delinquency by Tenant in the payment of any Rent.  For purposes of this Lease, “Chronic delinquency” shall mean failure by Tenant to pay within five (5) days of the due date any Rent for any three (3) months (consecutive or non-consecutive) during any twelve (12) month period during the Lease Term.  This section shall in no way limit, nor be construed as a waiver of the rights and remedies of Landlord provided hereunder or by law in the event of even one (1) instance of delinquency in the payment of Rent by Tenant.  In the event of chronic delinquency, at Landlord’s option, Landlord shall have the right, in addition to all other rights under this Lease and at law, to require that all Rent be paid by Tenant on a quarterly basis, in advance.  In addition, the occurrence of such chronic delinquency shall automatically void any options granted to Tenant under this Lease.

13.2                        Landlord’s Remedies.  If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort to cumulatively or in the alternative:

A.                                    Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease.  Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

B.                                    Landlord may enter the Premises and re-lease them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including, without limitation, brokers’ commissions, expenses of altering and preparing the Premises required by the releasing.  Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing.  No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notices Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

C.                                    Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing.  In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the event such actions do not affect a termination of Tenant’s right to possession of the Premises.

D.                                    In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease.  No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.2C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination.  Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease and/or any Laws, including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).  Tenant acknowledges and agrees that the express standards and conditions set forth in Article 14 below relating to assignments of this Lease and sublettings of the Premises are reasonable at the time this Lease is executed by Tenant.

E.                                     In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date.  For purposes of computing damages

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pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (iii) the term “rent” includes Base Monthly Rent and Additional Rent.  Such damages shall include, without limitation:

(1)                                 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2)                                 Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F.                                      Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3.  Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3                        Waiver.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4                        Limitation On Exercise of Rights.  At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

13.5                        Waiver by Tenant of Certain Remedies.  Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.  Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including, without limitation, the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

13.6                        Landlord’s Default.  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice from Tenant to Landlord (and any Lender who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  Tenant expressly waives any right to terminate this Lease or to claim a constructive eviction by reason of any default by Landlord hereunder.

13.7                        Limitation of Actions Against Landlord.  Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right in question arises, has occurred.

ARTICLE 14

ASSIGNMENT AND SUBLETTING,

14.1                        Transfer By Tenant.  The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

A.                                    Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (subject to Section 14.1B and Section 14.1C below):  (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; or (ii) assign its interest in this Lease.  In no event shall Tenant mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner, or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’

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fees incurred by Landlord in connection with the evaluation, processing and/or documentation of any requested Transfer, plus an amount equal to one thousand five hundred dollars ($1,500.00) as a fee for Landlord’s review whether or not Landlord’s consent is granted. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential subtenant or assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by Tenant or the proposed subtenant or assignee.  Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant.  Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option.  Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer.  No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B.                                    At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer; (iii) the nature of the proposed transferee’s business to be carried out in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) a completed copy of Landlord’s then-standard Hazardous Materials Questionnaire.  Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) fifteen (15) business days of receipt of such request together with the required accompanying documentation, or (ii) seven (7) days after Landlord’s receipt of all information which Landlord reasonably requests within seven (7) days after it receives Tenant’s first notice regarding the Transfer in question.  If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld its consent to such Transfer, provided that if Tenant specifically requests from Landlord, within five (5) days following the expiration of said period a statement of reasons for withholding consent, Landlord shall have thirty (30) days following such request within which to provide Tenant with a written statement of its reasonable objections to the Transfer in question (and, if Landlord fails to provide such statement to Tenant within such thirty (30) day, then Landlord shall be deemed to have consented to the Transfer in question).  Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed Transfer if any of the following situations exist or may exist:

(1)                                 Landlord determines that the proposed assignee’s or sublessee’s use of the Premises conflicts with Article 4 above, presents an unacceptable risk, as determined by Landlord, under Section 7.2 above, or conflicts with any other provision under this Lease;

(2)                                 Landlord determines that the proposed assignee or sublessee is not financially responsible as Tenant as of the date of Tenant’s request for consent or as of the effective date of such proposed assignment or subletting;

(3)                                 Landlord determines that the proposed assignee or sublessee lacks sufficient business reputation or experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

(4)                                 Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease;

(5)                                 An Event of Tenant’s Default (or any act or omission which, with the giving of notice or the passage of time, or both, would constitute an Event of Tenant’s Default) has occurred and is continuing at the time of Tenant’s request for Landlord’s consent, or as of the effective date of such assignment or subletting;

(6)                                 With respect to a proposed assignment, the consideration to be paid by the proposed assignee for such assignment is less than the fair market value thereof (as reasonably determined by Landlord), and, with respect to a proposed subletting, the rent to be paid by the proposed sublessee under the sublease is less than the fair market rental value of the Premises or the applicable portion thereof (as reasonably determined by Landlord);

(7)                                 The proposed assignment or subletting would require alterations, additions or changes to the Premises not otherwise approved by Landlord pursuant to Section 5.2; or

(8)                                 The proposed assignee’s or sublessee’s use of the Premises would place additional burdens on the Project and/or its operation, including, without limitation, the Common Area and the utilities.

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C.                                    Notwithstanding anything contained in this Article 14 to the contrary, in the event that Tenant seeks to make any Transfer that is an assignment of this Lease or is a sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term, Landlord shall have the right to terminate this Lease.  In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election.  Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety (or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease), except that the foregoing release shall not apply to, and Tenant shall not be released from, (i) any obligations under this Lease accruing prior to such termination, (iii) any obligations under Section 15.2 below relating to the surrender of the Premises or such space proposed to be sublet, as applicable, and (ii) any obligations which, by their terms, are to survive the expiration or sooner termination of this Lease.  Upon Landlord’s request, Tenant shall execute a separate termination agreement evidencing any termination of this Lease pursuant to this Section 14.1C.

D.                                    If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1)                                 Tenant shall not be released of its liability for the performance of all of its obligations under this Lease.

(2)                                 If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all Transfer Consideration (as defined in Section 14.1D(5) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment.  In the case of assignment, the amount of Transfer Consideration owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Transfer Consideration is paid to Tenant by the assignee.

(3)                                 If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord one hundred percent (100%) of the positive difference, if any, between (i) all Transfer Consideration paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Tenant’s Share of Direct Expenses allocable to the space sublet and all Permitted Transfer Costs related to such sublease.  Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Transfer Consideration is paid to Tenant by its subtenant.  In calculating Landlord’s share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

(4)                                 Tenant’s obligations under this Section 14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default.  At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver to Landlord an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder.  Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based.  Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Transfer Consideration and other amounts that are to be paid to Tenant in connection with such Transfer.

(5)                                 As used in this Section 14.1D, the term “Transfer Consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Section 14.1D, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys’ fees incurred by Tenant with respect to negotiating the Transfer in question. The purpose of this section is to avoid a subterfuge regarding the transfer of the Lease and is not intended to give Landlord any rights to Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles other than what would be equitably determined to be associated with the transfer of the Lease.

E.                                     The sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), any dissolution of Tenant, or, if Tenant is a corporation, an unincorporated association, a partnership or a limited liability company, the transfer, assignment and/or hypothecation of any stock or other interest in such corporation, association, partnership or limited liability company in the aggregate in excess of twenty-five percent (25%) during the Term (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article 14.  As used in the Section 14.1E, the term “Tenant” shall mean Tenant and/or any person or entity that owns, directly or indirectly, in whole or in part, Tenant (e.g., a parent corporation of Tenant).

F.                                      In connection with any Transfer under this Lease, Landlord shall keep all of the terms of the Transfer and documents provided in connection therewith strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord’s financial, legal, brokers, space planning consultants, investors, insurers, lenders and buyers. Landlord shall not issue or release any public notice, statement and/or press release or make any public comment concerning the Transfer (“Landlord’s Statements”) until after Tenant has either (i) made a formal press release that the Transfer has been entered into (“Tenant’s Press Release”) or (ii) Tenant has notified Landlord that it does not intend to issue Tenant’s Press Release.  Landlord’s Statement and Tenant’s

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Press Release shall not contain financial or other material terms of the Transfer and shall be respectful of the business reputation of Tenant.

G.                                    Notwithstanding anything to the contrary contained in this Section 14, an assignment of the Lease or sublease of all or any portion of the Premises to any entity which controls or is controlled by or is under common control with Tenant or which acquires all or substantially all of the assets, stock or equity interests of Tenant or which is the surviving entity resulting from a merger or consolidation of Tenant (in each such case, an “Affiliate”), shall not require Landlord’s consent provided that at least ten (10) days prior to such assignment or sublease (or ten (10) days after such assignment or sublease, if prohibited by law or subject to a confidentiality restriction) (i) in connection with an assignment of this Lease, Tenant provides Landlord with reasonable evidence that the successor to Tenant (including Tenant, following a “reverse triangular merger” or other similar transaction), has both (a) a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill) (“Net Worth”) that is sufficient to meet the obligations of Tenant under the Lease, and that is at least equal to the Net Worth of Tenant immediately prior to such transaction , or, if either of the foregoing requirements are not satisfied, a legal entity acceptable to Landlord with a higher Net Worth than Tenant immediately before the transaction (such as a parent company of the merging or acquiring company) shall provide a guaranty to Landlord in form and content reasonably acceptable to Landlord and such entity; (ii) Tenant notifies Landlord in writing of any such assignment or sublease and provides Landlord with evidence that such assignment or sublease is a Transfer permitted by this section; (iii) prior to the date an assignment or sublease will take effect (or promptly thereafter if Tenant is prohibited by law from notifying Landlord prior to the effective date of such assignment or sublease), the assignee or sublessee and Tenant shall enter into Landlord’s standard consent to sublease agreement or consent to assignment agreement (the “Transfer Agreements”), and (iv) Tenant shall pay Landlord’s expenses pursuant to Section 14.1(A).  Whether or not an assignment or sublease to an Affiliate is made pursuant to the terms of this section, Tenant shall not be relieved of its obligations under this Lease.

14.2                        Transfer By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in this Lease, the Building and the Project at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer.  After the date of any such transfer, the term “Landlord” as used herein shall mean the applicable transferee of such interest in the Premises.

ARTICLE 15

GENERAL PROVISIONS

15.1                        Landlord’s Right to Enter.  Subject to the terms and conditions herein, Landlord and its Agents may enter the Premises at any reasonable time after giving reasonable prior written, email, or verbal notice to Tenant (except in the case of any emergency or regularly scheduled services, in which case no prior notice shall be required) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, Lenders or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs or “for sale” signs; and (viii) responding to an emergency.  Tenant has advised Landlord that due to the sensitive nature of Tenant’s operations, Landlord shall not enter the Premises in other than an emergency situation without first providing Tenant with no less than one (1) business day’s written, email, or verbal notice of the proposed entry.  Tenant shall have the right and option to cause a Tenant-authorized representative to be present during any such entry by Landlord, its agents, employees and representatives.  Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with two (2) business days’ prior written, verbal, or email notice (but only shall be valid if delivered to Mike Nazak at nazakm@aridispharma.com or such other individual(s) identified by Tenant and Tenant shall promptly identify a new individual if Mike Nazak is no longer employed by Tenant) of the specific date and time of such Landlord inspection.  In addition, Tenant shall have the right to cause Landlord to conduct any work in the Premises during other than normal business hours in particular instances if Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work which exceeds the cost of such work which would have been incurred had it been performed during the Building’s normal business hours.  If Tenant elects to have an employee of Tenant accompany the person(s) entering the Premises on behalf of Landlord, and Tenant shall arrange for its employee or representative to be available at times reasonably requested by Landlord for such entry.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.  Tenant shall provide Landlord with reasonable means of accessing all areas of the Premises in the event of an emergency, including, without limitation, providing Landlord with master pass keys and bypass mechanisms for electronic doors.

15.2                        Surrender of the Premises.  Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed on the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any casualty not caused by Tenant or Tenant’s Agents or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B.  In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance.  In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease:  (i) all interior walls shall

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be painted or cleaned so that they appear freshly painted; (ii) all non-carpeted floor coverings shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; and (v) all windows shall be washed.  If required pursuant to Section 5.2(C), or if Tenant has not requested a determination from Landlord with respect to such Tenant’s Alterations pursuant to Section 5.2(C), if Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant.  If the Premises are not so surrendered upon the expiration or sooner termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate.  Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.3                        Holding Over.  This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease.  Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred seventy-five percent (175%) of the full unabated Base Monthly Rent payable during the last full calendar month of the Lease Term.

15.4                        Subordination.  The following provisions shall govern the relationship of this Lease to any Security Instrument:

A.                                    The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date.  Landlord shall use commercially reasonable efforts to deliver to Tenant a commercially reasonable subordination, non-disturbance, and attornment agreement from each Lender, in substantially the form attached hereto as Exhibit F.  It shall not be a condition precedent to Tenant’s obligations under this Lease that Landlord deliver such subordination, non-disturbance, and attornment agreement and Tenant shall have no rights with respect to Landlord’s failure to deliver such.  Tenant shall reimburse Landlord for all costs and expenses incurred in connection with such subordination, non-disturbance, and attornment agreement within ten (10) days after demand.

B.                                    At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

C.                                    Tenant shall upon request execute and acknowledge any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord,  (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, and/or (iii) completion of any improvements to the Premises or the Project agreed to or undertaken by Landlord.  Tenant’s failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute an Event of Tenant’s Default.

15.5                        Mortgage Protection and Attornment.  In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.  Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6                        Estoppel Certificates and Financial Statements.  At all times during the Lease Term, Tenant agrees, following any request by Landlord, to execute and deliver to Landlord within ten (10) days following delivery of such request an estoppel certificate:  (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the status of the Lease and the Premises as may be required by Landlord.  A failure to deliver an estoppel certificate within ten (10) days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (ii) there are no uncured defaults in Landlord’s performance, (iii) no rent has been paid more than thirty (30) days in advance, and (iv) the information regarding the status of this Lease, as represented by Landlord in said request, is true and correct.  At any time during the Lease Term Tenant shall, upon ten (10) days’ prior written notice from landlord, provide Tenant’s most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises.  Such statements shall be prepared in accordance with generally accepted accounting principles and shall be certified by Tenant’s chief financial officer as true and correct in all material respects or, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

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15.7                        Landlord’s Consent.  Wherever Landlord’s approval or consent is required under this Lease before any action may be taken by Tenant, such approval or consent may be withheld or conditioned in Landlord’s sole and absolute discretion unless a different standard is specifically provided for with respect to the required approval or consent in question.

15.8                        Notices.  Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail.  A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section R or Section S of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices.  Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided however, that any address to which notices may be sent must be a California address.

15.9                        Attorneys’ Fees.  In the event either Landlord or Tenant shall bring any action or legal proceeding or any appeal there from, for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10                 Authority.  If Tenant is a corporation (or partnership or limited liability company), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership or limited liability company in accordance with the operating agreement of such limited liability company) and that this Lease is binding upon such corporation (or partnership or limited liability company) in accordance with its terms.  Each of the persons executing this Lease on behalf of a corporation, partnership or limited liability company does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, partnership or limited liability company, that such entity is qualified to do business in California, and that such entity has full right and authority to enter into this Lease.

15.11                 Miscellaneous.  Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.  Any executed copy of this Lease shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies.  If Tenant consists of more than one person or entity, then all persons or entities so comprising Tenant shall be jointly and severally liable hereunder.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory.  The term “may” is permissive.  When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor.  Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12                 Termination by Exercise Right.  If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive the expiration or sooner termination of this Lease.  This Section 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13                 Brokerage Commissions.  Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section T of the Summary (and then only to the extent set forth in such separate agreement), and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which allegedly result from the actions of the indemnifying party.  Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if, and only to the extent, there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease by Tenant.  The indemnity, defense and hold harmless obligations under this Section 15.13 shall survive the expiration or sooner termination of this Lease.

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15.14                 Force Majeure.  Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

15.15                 Entire Agreement.  This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein.  Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Laws, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements.  There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.  This instrument shall not be legally binding until it is executed by both Landlord and Tenant.  No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

15.16                 Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.  Signatures to this Agreement transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted signature and shall accept the telecopied or electronically transmitted signature of the other party to this Agreement.

15.17                 Disclosure Regarding Accessibility Inspection.  The Premises have not undergone an inspection by a Certified Access Specialist (“CASp”) to determine whether or not the Premises meets all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.51 et. seq.  Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.  Landlord shall have the right (but not the obligation) to obtain a report from a CASp, and, in the event that Landlord does so, and such report provides that the Project is in compliance (or any issues of non-compliance are corrected), then, as between Landlord and Tenant, (regardless of whether the claim is brought by any third party, including a subtenant or invitee of Tenant) such report, upon delivery to Tenant shall be conclusive that Landlord has complied any obligation relating specifically to matters covered by the CASp as of delivery (and exclusive of any improvements made by Tenant) pursuant to California Civil Code sections 55.52 and 55.53.  Landlord and Tenant agree that if Tenant requests or performs a CASp inspection of the Premises, Building or Project, then (i) Tenant shall pay the fee for such inspection, (ii) Tenant shall reimburse Landlord upon demand for the cost of making any repairs necessary to correct violations of construction-related accessibility standards to the Premises, Building, Common Areas, and/or Project; and (iii) if Tenant commissions an inspection by a CASp, Tenant (a) will not provide Landlord with a copy of such report unless such report is specifically requested in writing by Landlord; (b) shall be responsible for any and all consequences resulting from the commissioning of such inspection, including, but not limited to, implementing, managing and performing any and all repairs, improvements and/or modifications to the Premises, Building, Project or Common Area related to addressing and/or correcting any violations disclosed by such inspection; and (c) shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by any party claiming that Landlord had knowledge of a non-compliance of the Premises, Building, Project or Common Area with applicable laws as a result of such inspection.  Notwithstanding clause (ii) of the immediately preceding sentence, Landlord may elect to require Tenant to implement, manage and/or perform such repairs, improvements and/or modifications in lieu of performing such and, in such case, Tenant shall reimburse Landlord for all costs and expenses associated therewith within twenty (20) days after demand from Landlord.

15.18                 Service Dogs.  Notwithstanding anything to the contrary set forth in the Lease, Tenant shall be permitted to bring onto the Premises non-aggressive, fully-domesticated, fully-vaccinated service dogs as defined under Title III of the Americans with Disabilities Act and California Civil Code § 54.1(b)(6)(C)(iii) (a “Tenant Service Dog”). A Tenant Service Dog must be owned by the person requesting to bring the animal onto the Premises.  The Tenant shall have the obligation to verify to the Landlord whether the animal is a qualified service dog as defined under Title III of the Americans with Disabilities Act and California Civil Code § 54.1(b)(6)(C)(iii).  The Landlord reserves the right to request from the Tenant copy of the Tenant Service Dog’s health records showing that the animal is in good health, parasite-free and immunized/vaccinated.  The Tenant Service Dog must be on a leash, under control, and accompanied by its owner at all times.  The Tenant is required to comply with applicable laws and regulations related to Service Animals doing work or performing tasks for individuals with disabilities.  No Tenant Service Dog shall be brought to the Premises if such dog is ill or contracts a disease that could potentially threaten the health or well-being of any tenant or occupant of the Project (which diseases may include, but shall not be limited to, rabies, leptospirosis and Lyme disease).  The Tenant shall not permit any objectionable dog-related odors to emanate from the Premises, and in no event, shall any Tenant Service Dog remain at the Premises overnight.  All bodily waste generated by a Tenant Service Dog in or about the Premises or Project shall be promptly removed and disposed of in trash receptacles designated by the Landlord, and any areas of the Premises or Project affected by such waste shall be cleaned and otherwise sanitized by Tenant.  No Tenant Service Dog shall be permitted to enter the Premises if such Tenant Service

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Dog has previously exhibited dangerously aggressive behavior.  In the event the Landlord receives any verbal or written complaints from any other tenant or occupant of the Project in connection with health-related issues related to the presence of a Tenant Service Dog on the Premises, the Landlord and the Tenant shall promptly meet and confer, in good-faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters to be installed in the Premises, HVAC system, or elsewhere in the Premises), and the Tenant shall cause such measures to be taken promptly at its sole cost or expense.  For further information regarding a qualified service dogs, please visit https://www.ada.gov/regs2010/service_animal_qa.html.  A Tenant Service Dog shall be individually trained to do work or perform tasks, including, but not limited to, minimal protection work, rescue work, pulling a wheelchair, or fetching dropped items, for the benefit of the individual with a disability, including a physical, sensory, psychiatric, intellectual, or other mental disability.  This definition shall exclude animals that are not covered under the Americans with Disabilities Act of 1990, including, but not limited, “emotional support animals.”

15.19                 Energy Use. Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) days after Landlord’s written request.  In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent.  From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises.

15.20                 Electric Vehicle Charging Stations Installed by Tenant.  Under certain circumstances Section 1952.7 of the California Civil Code (“Section 1952.7”) may permit Tenant to install electric vehicle charging stations (“Tenant Charging Stations”) in the parking area of the Project.  In the event Section 1952.7 does permit Tenant to install Tenant Charging Stations and Tenant elects to install Tenant Charging Stations, the requirements set forth below shall apply.  If, and only if, Section 1952.7 of the California Civil Code (“Section 1952.7”) applies to the parking area of the Project where Tenant’s parking spaces are located and gives Tenant the legal right to install electric vehicle charging stations (“Tenant Charging Stations”), Tenant shall have the right to install Tenant Charging Stations in its parking spaces subject to all of the following terms and conditions and Tenant hereby acknowledges and agrees that all of the following terms and conditions are reasonable restrictions on the installation of the Tenant Charging Stations:

A.                                    Prior to installing, modifying, replacing or removing any Charging Station Improvements (as defined below) Tenant shall obtain the prior written approval of Landlord.  For purposes of this Section, “Charging Station Improvements” shall mean the Tenant Charging Stations, the Charging Station Parking Spaces (as defined below), all other improvements or alterations made to the Project as part of the installation of the Tenant Charging Stations or any modifications to any of the foregoing.  Landlord shall provide its written approval or disapproval of Tenant’s request to install or modify the Charging Station Improvements within thirty (30) days after Landlord has received the Charging Station Plans (as defined below).  Nothing contained in this Section shall be interpreted as granting Tenant the right to alter any aspect of the parking spaces at the Project including, but not limited to, the size or location of parking spaces.

B.                                    Tenant may install no more than two (2) Tenant Charging Stations; provided, however, in no event shall Tenant be permitted to install more Tenant Charging Stations than are permitted by Section 1952.7.  To the extent Section 1952.7 permits Tenant to install without Landlord’s approval a greater number of Tenant Charging Stations than provided above, Tenant shall be entitled to install the smallest number of Tenant Charging Stations it is permitted to install without Landlord’s approval by Section 1952.7.  The parking spaces used when vehicles are being charged at the Tenant Charging Stations are hereinafter collectively referred to as the “Charging Station Parking Spaces.”  Charging Station Parking Spaces shall be included in the number of parking spaces Tenant is entitled to use pursuant to the Lease.

C.                                    Landlord may determine the location of the Tenant Charging Stations, the Charging Station Parking Spaces and the other Charging Station Improvements in its sole discretion provided that they are located in the Project’s parking area.

D.                                    The Charging Station Improvements shall comply with all Law(s) including, but not limited to, applicable health, safety, zoning and land use laws (collectively, “Applicable Requirements”).

E.                                     At Tenant’s sole cost and expense, Tenant may place a sign in front of each Charging Station Parking Space stating that the Charging Station Parking Space is reserved for use by Tenant (the “Charging Station Signs”).  Landlord shall have the right to approve in its sole discretion the size, content, color, design, materials and method of attachment of the Charging Station Signs.  The Charging Station Signs shall be maintained by Tenant in good condition and repair at Tenant’s sole cost and expense.

F.                                      The Tenant Charging Stations may only be used by Tenant’s employees while working at the Premises, no other person or entity shall have the right to use the Tenant Charging Stations, and Tenant shall not permit any other person or entity to use the Tenant Charging Stations.  Landlord shall not be responsible for the security or use of the Tenant Charging Stations or for preventing other persons or entities from using the Tenant Charging Stations or from parking in the Charging Station Parking Spaces.

G.                                    Tenant shall pay, at Tenant’s sole cost and expense, any cost or expense related directly or indirectly to the existence of the Charging Station Improvements, including, but not limited to, all costs associated with the ownership, design, purchase, installation, maintenance, repair, operation and removal of the Charging Station Improvements (collectively, “Charging

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Station Expenses”).  Landlord shall have no obligation to pay any Charging Station Expense.  If Tenant fails to pay any Charging Station Expense or if Tenant fails to perform any obligation it has under this Section (collectively, a “Tenant Obligation”), Landlord shall have the right, but not the obligation, to complete the Tenant Obligation (e.g., by paying the Charging Station Expense or performing the Tenant Obligation), and Tenant shall reimburse Landlord for the costs incurred by Landlord plus and amount equal to ten percent (10%) of such costs within twenty (20) days after written demand.

H.                                   At all times Tenant shall, at Tenant’s sole cost and expense, maintain the Charging Station Improvements in good condition and repair and in compliance with all Applicable Requirements.  Tenant shall keep the area around the Tenant Charging Stations and the Charging Station Parking Spaces in neat and clean condition, at Tenant’s sole expense.

I.                                        Tenant shall employ qualified engineers and architects approved by Landlord, in Landlord’s reasonable discretion, to prepare detailed plans and specifications for the installation and any subsequent modification of the Charging Station Improvements (the “Charging Station Plans”).  Landlord shall have the right to approve the Charging Station Plans including, but not limited to, the type and size of the charging stations Tenant desires to install and all electrical infrastructure.  Once Landlord has approved the Charging Station Plans, Tenant shall obtain all required permits and other governmental approvals needed in order to install or modify the Charging Station Improvements pursuant to the approved Charging Station Plans, at Tenant’s sole cost and expense.  Tenant shall provide copies of the permits to Landlord prior to commencing the construction or modification of the Charging Station Improvements.  Landlord shall have the right to approve in its sole discretion any conditions imposed by applicable governmental agencies on the installation or modification of the Charging Station Improvements.  In addition, Landlord shall have the right to approve in its sole discretion the methods and procedures used to complete any trenching, landscaping repairs and/or asphalt and concrete repairs.

J.                                        Landlord shall have the right to approve in advance the contractors (the “Contractors”) used by Tenant to construct, install and/or modify the Charging Station Improvements, in Landlord’s reasonable discretion; provided, however, any work on the Project’s electrical systems, plumbing systems, life/fire/safety systems, any modifications to concreate or asphalt areas or any modifications to landscaped areas shall be performed by contractors designated by Landlord.  The Contractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are acceptable to Landlord, in Landlord’s reasonable discretion.  Certificates for all insurance carried pursuant to this Section shall be delivered to Landlord before the commencement of the construction or modification of the Charging Station Improvements.  All such policies of insurance shall name Landlord, its property manager and such other parties as Landlord shall designate as additional insured by endorsement.  Prior to commencing construction or modification of the Charging Station Improvements, Tenant shall provide Landlord with copies of the final contract entered into with each Contactor.

K.                                    The Contractors shall comply with Landlord’s construction rules and procedures (the “Construction Procedures”), and if any Contractor fails to comply with the Construction Procedures after Landlord has provided the Contractor with written notice of its non-compliance, Landlord shall have the right to prohibit such Contractor from performing any further work at the Project, and Landlord shall have no liability to Tenant do to such prohibition.  Tenant and the Contractors shall not have the right, at any time, to disrupt any Building or Project service (e.g., electrical, plumbing etc.) to the Common Area.  Tenant and the Contractors shall not store construction materials at the Project and the Contractors shall not dispose of their refuse or construction materials in the Project’s trash receptacles.  Tenant shall reimburse Landlord for the cost of repairing any damage to the Project caused by the construction or modification of the Charging Station Improvements, plus an amount equal to ten percent (10%) of such cost, within twenty (20) days after written request by Landlord.  Landlord shall have the right to inspect the Charging Station Improvements at all times. Landlord shall have the right to receive a fee to reimburse it for its costs in providing approvals hereunder and in monitoring the construction or modification of the Charging Station Improvements in an amount equal to ten percent (10%) of the total cost of constructing, installing and/or modifying the Charging Station Improvements (the “Charging Station Landlord Fee”).  Tenant shall pay the Charging Station Landlord Fee to Landlord within twenty (20) days after written demand.

L.                                     All electricity used by the Tenant Charging Stations shall be paid by Tenant, at Tenant’s sole cost and expense.  The electricity used by the Tenant Charging Stations shall be separately metered by the applicable public utility and Tenant shall pay the electricity charges directly to the applicable public utility.  All costs associated with metering the electricity used by the Tenant Charging Stations, bringing electricity to the Tenant Charging Stations (e.g., the cost of metering devices, the cost of modifications to the Project’s electrical system, the cost of bringing electrical lines to the Tenant Charging Stations etc.) and all design and construction costs associated with bringing electricity to the Tenant Charging Stations shall be paid by Tenant, at Tenant’s sole cost and expense.  Landlord shall determine in its sole discretion what electrical improvements need to be made to bring the electricity to the Tenant Charging Stations, and where such electrical improvements will be located, and all such electrical improvements shall be included in the Charging Station Plans.

M.                                 Upon the expiration or earlier termination of the Lease or upon Tenant’s election to no longer use the Tenant Charging Stations, Tenant shall remove the Charging Station Improvements and shall return the Project to the condition it was in prior to the installation of the Charging Station Improvements, at Tenant’s sole cost and expense.  At Landlord’s option, Landlord may require Tenant to leave some or all of the Charging Station Improvements in place upon the expiration or earlier termination of the Lease or upon Tenant’s election to no longer use the Tenant Charging Stations, and in this event, the Charging Station Improvements left by Tenant shall be the property of Landlord.  At Landlord’s option, Tenant shall execute a bill of sale confirming that it has conveyed title to the Charging Station Improvements to Landlord free of all liens and encumbrances within ten (10) days after Landlord’s written request.

ARIDIS PHARMACEUTICALS, INC.

N.                                    Prior to and as condition to Tenant’s right to install Tenant Charging Stations, Landlord may require Tenant to provide to Landlord an additional security deposit in an amount equal to Landlord’s estimate of the cost of removing the Charging Station Improvements and returning the Project to the condition it was in prior to the installation of the Charging Station Improvements (the “Charging Station Deposit”).  The Charging Station Deposit shall be held by Landlord as an additional security deposit pursuant to the terms of the Lease, and shall be paid by Tenant in addition to any other security previously paid by Tenant to Landlord.

O.                                    Tenant hereby agrees to indemnify, defend and hold harmless Indemnified Parties from and against any and all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage (“Damages”) arising out of or related to a “Charging Station Indemnified Matter” (as defined below).  A “Charging Station Indemnified Matter” shall mean any matter for Landlord, or one or more of its Agents (collectively or individually, the “Indemnified Party”), incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant’s or’ installation, use, repair, maintenance and removal of the Charging Station Improvements, (b) any act, omission or neglect of Tenant or its Agents, or (c) Tenant’s failure to perform any of its obligations under this Section.  Tenant’s obligations hereunder shall include, but shall not be limited to providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within twenty (20) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to a Charging Station Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded.  This indemnity is intended to apply to the fullest extent permitted by applicable law.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the Charging Station Improvements or other property of Tenant or its Agents, nor shall Landlord be liable for injury to the person of Tenant’s Agents, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, the negligent or intentional acts of the Indemnified Parties.  Tenant’s obligations under this Section shall survive the expiration or termination of the Lease.  The insurance purchased by Tenant pursuant to the Lease shall apply to the Charging Station Improvements, and within fourteen (14) days after Landlord approves the installation of the Tenant Charging Stations Tenant shall provide Landlord with a certificates of insurance meeting the requirements of the Lease showing that the insurance required by the Lease is in place with respect to the Charging Station Improvements.

P.                                      Landlord shall have the right at any time, in Landlord’s sole discretion, to elect to require Tenant to relocate some or all of the Charging Station Improvements to another area of the Project (a “Relocation”).  In the event of a Relocation, Tenant shall, at its sole cost and expense, promptly perform the Relocation in accordance with the procedures and requirements of this Section.  After the Relocation, all of the terms and conditions of this Section shall continue to apply to the Charging Station Improvements.

Q.                                    If as a result of the construction or the existence of the Charging Station Improvements, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvements or alterations to any portion of the Project (an “Additional Alteration”), Landlord shall have the right to make the Additional Alteration and in this event Tenant shall reimburse Landlord for the cost of the Additional Alteration plus ten percent (10%) of the cost of the Additional Alteration within twenty (20) days after written demand, or require that Tenant make such Additional Alteration at its sole cost and expense.

R.                                    At Landlord’s option and in addition to all of Landlord’s other rights under this Section, Landlord may require Tenant to comply with some or all of the items described on the “Permitting Checklist” of the “Zero-Emission Vehicles in California:  Community Readiness Guidebook” referred to in Section 1952.7, at Tenant’s sole cost and expense.

S.                                      If any provision of this Section is determined to conflict with the requirements of Section 1952.7, the provision shall be modified to the least extent possible to comply with the requirements of Section 1952.7 and except as modified such provision shall remain in full force and effect.

15.21                 Landlord Consent and Waiver.  Upon Tenant’s written request to Landlord, Landlord hereby agrees to execute and deliver an agreement in favor of Tenant’s lender in substantially the form attached hereto as Exhibit G (“Waiver”), confirming that Landlord will not claim a lien on Tenant’s business equipment, furniture and fixtures that are not affixed to the Premises (“FF&E”) and setting forth the terms upon which such lender may enter the Premises to access such FF&E.  Such Waiver shall be on a form reasonably acceptable to Landlord, and Landlord’s execution and delivery of the Waiver shall not be deemed or construed as a modification, waiver or amendment of any of Landlord’s rights or obligations under the terms of this Lease (except as may be specifically set forth in the Waiver).  As a condition to Landlord executing and delivering a Waiver, Tenant shall reimburse Landlord for all reasonable attorneys’ fees incurred by Landlord in connection with the execution and delivery thereof.

SIGNATURES ON FOLLOWING PAGE

ARIDIS PHARMACEUTICALS, INC.

15.22                 JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED OR HEREAFTER PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO THE RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES, TO THE EXTENT PERMITTED OR HEREAFTER PERMITTED BY APPLICABLE LAW, HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

LANDLORD’S INITIALS:                     TENANT’S INITIALS:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:

BOCCARDO CORPORATION

a California corporation

By:	/s/ James Rees

Title:	President

Dated:	10/14/2020

TENANT:
ARIDIS PHARMACEUTICALS, INC.

By:	/s/ Vu L. Truong

Title:	CEO

By:	/s/ Michael A. Nazak

Title:	CFO

Dated:	10/9/2020